UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  May 15, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Effective as of May 15, 2006, TRC Companies, Inc. and its subsidiaries (collectively, the “Company”) entered into an amendment to the Second Forbearance Agreement and Global Amendment to Credit Documents, dated as of January 24, 2006 (as amended by letter agreements dated February 15, 2006 and March 15, 2006), with Wachovia Bank, National Association, and certain other lenders in connection with the Company’s Amended and Restated Revolving Credit Agreement, dated as of March 31, 2004, as amended as of March 29, 2005 (the “Amendment”). Under the Amendment, the lenders waived the Company’s failure to file its Form 10-K for the 2005 fiscal year by April 30, 2006. The Amendment also removes from the Forbearance Agreement the schedule for filing the Form 10-K and 10-Q’s, and provides for the payment to the lenders of $75,000 up front and $37,500 every two weeks until the Form 10-K is filed and a business plan for fiscal 2007 is delivered to the lenders.  Under its current term, the Forbearance Agreement expires on July 15, 2006.

A copy of the Amendment is filed with this report as Exhibit 10.3.5 and is incorporated herein by reference.

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The New York Stock Exchange (“NYSE”) notified the Company on April 1, 2006 of the NYSE’s consent to extend its deadline for the Company to file the Company’s 2005 Form 10-K with the SEC to June 30, 2006. If the Company has not filed its 2005 Form 10-K by June 30, 2006, the NYSE will determine whether the Company should be given up to an additional three months to file its 2005 Form 10-K.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description
10.3.5

Amendment Letter, dated as of May 15, 2006, amending the Second Forbearance Agreement and Global Amendment to Credit Documents, dated as of January 24, 2006, by and among the Company, Wachovia National Association, and certain of the Company’s lenders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2006		TRC Companies, Inc.

	By:	/s/ CARL D. PASCHETAG, JR.
Carl d. Paschetag, Jr.
Senior Vice President and
Chief Financial Officer